UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2015 (December 12, 2015)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 12, 2015, American Power Group Corporation (the “Company”) amended and restated, as of December 1, 2015, the senior secured demand promissory note dated June 30, 2015 issued by Trident Resources LLC (“Trident”), in the original principal amount of $737,190. As of the date of the amendment and restatement, Trident had repaid the Company $240,000 and the outstanding principal balance was $497,190. The amended and restated senior secured demand promissory note issued by Trident extends the maturity of the remaining principal balance to December 31, 2015, defers payment of approximately $17,000 of accrued interest until maturity and provides for certain additional penalties in the event of any default under such note. Trident’s obligations under the amended and restated note continue to be secured by a first priority security interest in all of Trident’s assets and are guaranteed on a secured basis by Thomas Lockhart, Trident’s sole owner. Mr. Lockhart became an employee of the Company’s American Power Group Incorporated subsidiary on August 13, 2015.

On December 12, 2015, the Company’s American Power Group, Inc. subsidiary (“APGI”) amended and restated, as of December 1, 2015, two secured promissory notes dated August 12, 2015 issued by APGI to Trident, in the original principal amounts of $832,000 and $884,500. As of the date of the amendment and restatement, the outstanding principal balance of the two notes was $1,716,500. The amended and restated secured promissory note issued by APGI combines the obligations of the original notes into a single instrument, amortizes principal payments, together with accrued interest, over a 48-month period commencing on February 29, 2016 and provides that APGI may defer payments otherwise due in any month, without incurring any additional interest, if APGI’s Trident NGL Services division fails to meet specified production goals in the preceding month from the equipment purchased from Trident. The amended and restated note also permits APGI to offset against amounts otherwise due under such note in the event of any default by Trident under the promissory note described in the preceding paragraph. APGI’s obligations under the amended and restated note continue to be secured by a first priority security interest in the equipment purchased from Trident.

On December 12, 2015, the Company amended, as of September 30, 2015, an unsecured promissory note dated as of September 17, 2010 issued by the Company to Charles E. Coppa, the Company’s Chief Financial Officer, in the original principal amount of $50,000. As of the date of the amendment, the outstanding principal balance of the note was $50,000. The amendment extends the maturity date of the promissory note and amortizes principal payments, together with accrued interest, over a five-month period commencing on January 15, 2016.

The foregoing descriptions of the two amended and restated promissory notes and the amendment to the third promissory note do not purport to be complete and are qualified in their entirety by reference to the complete text of each such document, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
Exhibit No.    Description

10.1	Amended and Restated Senior Secured Demand Promissory Note dated as of December 1, 2015, issued by Trident Resources LLC in favor of American Power Group Corporation.

10.2	Amended and Restated Secured Promissory Note dated as of December 1, 2015, issued by American Power Group, Inc. in favor of Trident Resources LLC.

10.3
Amendment No. 4 dated as of September 30, 2015, to Unsecured Promissory Note dated as of September 17, 2010, issued by American Power Group Corporation (formerly, GreenMan Technologies, Inc.) in favor of Charles E. Coppa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: December 16, 2015